                                                                      EXHIBIT 11


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors and Shareholders
Short-Term Investments Co.:

We consent to the use of our reports on the Liquid Assets Portfolio and the Prime Portfolio (series portfolios of Short-Term Investments Co.) dated October 2, 1998 included herein and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Reports" in the Statements of Additional Information.


                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP



Houston, Texas
November 23, 1998